Ed Murray

Wyoming Secretary of State

2020 Carey Avenue, Suite 700

Cheyenne, WY 82002-0020

For Office Use Only

Ph. 307.777.7311

Fax 307.777.5339

Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1. Corporation name:

2. Article number(s)

is amended as follows:

3.  If  the  amendment  provides  for  an  exchange,  reclassification,  or  cancellation  of  issued  shares,  provisions  for implementing  the  amendment  if  not  contained  in  the  amendment  itself  which  may  be  made  upon  facts  objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on

.

(Date – mm/dd/yyyy)

P-Amendment – Revised October 2015

5. Approval of the amendment:  (Please check only one appropriate field to indicate the party approving the amendment.)

Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: ___________________________________________

Date:

(May be executed by Chairman of Board, President or another of its officers.)

(mm/dd/yyyy)

Print Name:

Contact Person:

Title:

Daytime Phone Number:

Email:

(Email provided will receive annual report reminders and filing evidence.)

*May list multiple email addresses

Checklist

Filing Fee: $50.00  Make check or money order payable to Wyoming Secretary of State.

Please submit one originally signed document.

Typical processing time is 3-5 business days following the date of receipt in our office.

Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment – Revised October 2015